                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                    CENTRAL FINANCIAL ACCEPTANCE CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

          ---------------------------------------------------------------------
     (4)  Date Filed:

          ---------------------------------------------------------------------

                    CENTRAL FINANCIAL ACCEPTANCE CORPORATION



                          -----------------------------



                  NOTICE OF 2000 ANNUAL MEETING OF STOCKHOLDERS

                                       AND

                                 PROXY STATEMENT



                           ---------------------------




                           DATE:    Tuesday, June 20, 2000
                           TIME:    10:00 a.m.
                           PLACE:   Central Financial Acceptance Corporation
                                    5480 East Ferguson Drive
                                    Commerce, California 90022

[CENTRAL FINANCIAL ACCEPTANCE CORPORATION LETTERHEAD]


                                                                   May 17, 2000



Dear Stockholder:

     It is my pleasure to invite you to Central Financial Acceptance Corporation's 2000 annual meeting of stockholders.

     We will hold the meeting on Tuesday, June 20, 2000, at 10:00 a.m. at our corporate headquarters, 5480 East Ferguson Drive in Commerce, California. In addition to the formal items of business, I will review the major developments of 1999 and answer your questions.

     This booklet includes the notice of annual meeting and the proxy statement. The proxy statement describes the business that we will conduct at the meeting and provides information about CFAC.

     Your vote is important. Whether you plan to attend the meeting or not, please complete, date, sign and return the enclosed proxy card promptly. If you received more than one proxy card because you own shares registered in different names or at different addresses, please be sure to separately complete and return each proxy card. If you attend the meeting and prefer to vote in person, you may do so.

     Please indicate on the proxy card whether or not you expect to attend the meeting so that we can provide adequate seating.

     We look forward to seeing you at the meeting.

                                                         Sincerely,

                                                         /s/ GARY CYPRES

                                                         Gary M. Cypres
                                                         Chairman of the Board

                    CENTRAL FINANCIAL ACCEPTANCE CORPORATION


                           ---------------------------


                  NOTICE OF 2000 ANNUAL MEETING OF STOCKHOLDERS


                           ---------------------------


                           Date:    Tuesday, June 20, 2000
                           Time:    10:00 a.m.
                           Place:   Central Financial Acceptance Corporation
                                    5480 East Ferguson Drive
                                    Commerce, California 90022

Dear Stockholders:

     At our annual meeting, we will ask you to:

     o    Elect four directors to each serve for a term of one year;

     o Ratify the selection of Arthur Andersen LLP as independent public accountants for the year ending December 31, 2000; and

     o Transact any other business that may properly be presented at the annual meeting.

     For ten days prior to the annual meeting, a complete list of our stockholders entitled to vote at the meeting will be available for inspection by any stockholder for any purpose relating to the meeting during ordinary business hours at our offices at 5480 East Ferguson Drive, Commerce, California. This list will also be available for inspection at the annual meeting.

     If you were a stockholder of record at the close of business on May 1, 2000, you may vote at the annual meeting.


                                           By order of the board of directors,

                                           /s/ GARY CYPRES

                                           Gary M. Cypres
                                           Chairman of the Board


May 17, 2000
Commerce, California

                                TABLE OF CONTENTS

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING...................................................................  1

         Why Did You Send Me This Proxy Statement?................................................................  1

         Who Is Entitled To Vote?.................................................................................  1

         What Constitutes A Quorum?...............................................................................  1

         How Many Votes Do I Have?................................................................................  1

         How Do I Vote By Proxy?..................................................................................  2

         May I Change My Vote After I Return My Proxy?............................................................  2

         How Do I Vote In Person?.................................................................................  2

         What Vote Is Required To Approve Each Proposal?..........................................................  3

         What Are The Costs Of Soliciting These Proxies?..........................................................  3

         How Do I Obtain An Annual Report On Form 10-K?...........................................................  3

INFORMATION ABOUT CFAC COMMON STOCK OWNERSHIP.....................................................................  4

         Which Stockholders Own at Least 5% of CFAC?..............................................................  4

         How Much Stock Is Owned By Directors And Executive Officers?.............................................  5

         Compensation Committee Interlocks and Insider Participation..............................................  6

         Did Directors, Executive Officers and Greater Than 10% Stockholders Comply With Section 16(a)
                  Beneficial Ownership Reporting in 1999?.........................................................  6

INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS................................................................  6

         The Board of Directors...................................................................................  6

         The Committees of the Board..............................................................................  6

         How Do We Compensate Directors?..........................................................................  7

         Certain Relationships and Related Transactions...........................................................  7

         Financing Agreement......................................................................................  8

         Operating Agreement......................................................................................  8

         Tax Sharing Agreement....................................................................................  9



         Indemnification Agreement................................................................................ 10

         Executive Officers and Key Employees..................................................................... 10

         How We Compensate Executive Officers..................................................................... 11

         Employment Agreements.................................................................................... 14

         Supplemental Executive Retirement Plan................................................................... 15

         Compensation Committee's Report on Executive Compensation and Repricing of Stock Options................. 16

         The Report............................................................................................... 16

         Performance Graph........................................................................................ 17

         Comparison of Total Return to Stockholder Among CFAC, Nasdaq Stock Market and SNL Subprime
                  Lenders Index................................................................................... 18

DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD.................................................................. 18

         Proposal 1:  Elect Four Directors........................................................................ 18

         Proposal 2:  Ratify Selection of Independent Public Accountants for 2000................................. 19

INFORMATION ABOUT STOCKHOLDER PROPOSALS........................................................................... 20

          PROXY STATEMENT FOR CENTRAL FINANCIAL ACCEPTANCE CORPORATION
                      2000 ANNUAL MEETING OF STOCKHOLDERS

                 INFORMATION ABOUT THE ANNUAL MEETING AND VOTING



WHY DID YOU SEND ME THIS PROXY STATEMENT?

     We sent you this proxy statement and the enclosed proxy card because our board of directors is soliciting your proxy to vote at the 2000 annual meeting of stockholders. This proxy statement summarizes the information you need to know to cast a vote at the annual meeting. However, you do not need to attend the annual meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

WHO IS ENTITLED TO VOTE?

     We will begin sending this proxy statement, the attached notice of annual meeting and the enclosed proxy card on or about May 17, 2000 to all stockholders entitled to vote at the annual meeting. Stockholders who owned CFAC voting common stock at the close of business on May 1, 2000 are entitled to vote. On this record date, there were 7,177,000 shares of CFAC voting common stock, par value $0.01 per share, outstanding. CFAC has only this one class of voting stock. We are also authorized to issue up to 3,000,000 shares of non-voting common stock, par value $0.01 per share and 5,000,000 shares of preferred stock, par value $0.01 per share. We do not presently have any shares of non-voting common stock or preferred stock issued and outstanding. We are also sending along with this proxy statement the CFAC 1999 Annual Report, which includes our financial statements.

WHAT CONSTITUTES A QUORUM?

     The holders of a majority of the issued and outstanding shares of CFAC voting common stock entitled to vote at the meeting must be present, in person or by proxy, in order to constitute a quorum. We can only conduct the business of the meeting if a quorum has been established. We will include proxies marked as abstentions and broker non-votes in determining the number of shares present at the meeting.

HOW MANY VOTES DO I HAVE?

     Each share of CFAC voting common stock that you own entitles you to one vote. The proxy card indicates the number of shares of CFAC voting common stock that you own. In the election of directors, under California law as applied to the Company, you have the right to cumulate your votes. This means that you may give one properly nominated candidate a number of votes equal to the number of directors to be elected, multiplied by the number of shares you are entitled to vote, or you may divide that total number of shares among the candidates as you see fit.

HOW DO I VOTE BY PROXY?

     Whether you plan to attend the annual meeting or not, we urge you to complete, sign and date the enclosed proxy card and to return it promptly in the postage-prepaid envelope provided. Returning the proxy card will not affect your right to attend the annual meeting and vote.

     If you properly fill in your proxy card and send it to us in time to vote, your "proxy" (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the board of directors as follows:

     o "FOR" the election of all four nominees for director (see page 18 ), and

     o "FOR" ratification of the selection of Arthur Andersen LLP as independent public accountants for 2000 (see page 19).

     If any other matter is presented, your proxy will vote in accordance with the recommendation of the board of directors or, if no recommendation is given, in their own discretion. At the time this proxy statement went to press, we knew of no matters that needed to be acted on at the annual meeting, other than those discussed in this proxy statement.

MAY I CHANGE MY VOTE AFTER I RETURN MY PROXY?

     Yes. If you give a proxy, you may change your vote at any time before it is exercised. You may change your vote in any one of three ways:

     o    You may send our Corporate Secretary another proxy with a later date.

     o You may notify our Corporate Secretary in writing before the annual meeting that you have revoked your proxy.

     o    You may attend the annual meeting and vote in person.

HOW DO I VOTE IN PERSON?

     If you plan to attend the annual meeting and vote in person, we will give you a ballot form when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring the proxy card, an account statement or a letter from the nominee indicating that you are the beneficial owner of the shares on May 1, 2000, the record date for voting, and a written instruction from the nominee authorizing you to vote the shares.

WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?

PROPOSAL 1:
ELECT FOUR DIRECTORS             Under  California  law, as it applies to CFAC,
                                 you may cumulate your votes for the election of directors as described above under the caption
                                 "How Many Votes Do I Have?" The four nominees for director who receive the most votes will be elected. So, if you do not vote for a particular nominee, or you indicate "WITHHOLD
                                 AUTHORITY" to vote for a particular nominee on your proxy card, your vote will not count either "for" or "against" the nominee. Our
                                 Certificate of Incorporation does not authorize cumulative voting.

PROPOSAL 2:
RATIFY SELECTION OF INDEPENDENT
PUBLIC ACCOUNTANTS               The affirmative vote of a majority of the votes
                                 cast at the annual meeting on this proposal is required to ratify the selection of independent public accountants. So, if you "ABSTAIN" from voting, it has the same effect as if you voted
                                 "against" this proposal.

THE EFFECT OF BROKER NON-VOTES   If your broker holds your shares in its name,
                                 the broker will be entitled to vote your shares on Proposals 1 and 2 even if it does not receive instructions from you.

WHAT ARE THE COSTS OF SOLICITING THESE PROXIES?

     We will pay all of the costs of soliciting these proxies. In addition to mailing proxy soliciting material, our directors, officers and employees also may solicit proxies in person, by telephone or by other electronic means of communication for which they will receive no compensation. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy material to their principals and to obtain authority to execute proxies. We will then reimburse them for their reasonable expenses. In addition, we may pay for and use the services of individuals or companies that we do not regularly employ in connection with the solicitation of proxies if the board of directors determines this is advisable.

HOW DO I OBTAIN AN ANNUAL REPORT ON FORM 10-K?

     IF YOU WOULD LIKE A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999, THAT WE FILED WITH THE SEC, WE WILL SEND YOU ONE WITHOUT CHARGE. PLEASE WRITE TO CENTRAL FINANCIAL ACCEPTANCE CORPORATION, 5480 EAST FERGUSON DRIVE, COMMERCE, CALIFORNIA 90022, ATTENTION: CORPORATE SECRETARY.

                  INFORMATION ABOUT CFAC COMMON STOCK OWNERSHIP

WHICH STOCKHOLDERS OWN AT LEAST 5% OF CFAC?

     The following table shows, as of May 1, 2000, all persons or entities we know to be "beneficial owners" of more than five percent of our common stock.(1) This information is based on Schedules 13D and 13G reports filed with the SEC by each of the persons and entities listed in the table below. If you wish, you may obtain these reports from the SEC.

                                                                            COMMON STOCK
                                                                        BENEFICIALLY OWNED(1)
                                                              ------------------------------------------
     NAME AND ADDRESS OF BENEFICIAL OWNER(2)                  NUMBER OF SHARES(3)  PERCENT OF CLASS(4)
     -------------------------------------------------------- ------------------------------------------

     Gary M. Cypres(5)...................................          5,292,500             73.3%
     Banner Holdings, Inc.(6)............................          5,150,000             71.8%
     West Coast Private Equity Partners, L.P.(6)                   5,150,000             71.8%
     Wellington Management Company, LLP(7)...............            684,200              9.5%

----------------------

(1) "Beneficial ownership" is a technical term broadly defined by the SEC to mean more than ownership in the usual sense. So, for example, you "beneficially" own CFAC common stock not only if you hold it directly, but also if you directly or indirectly (through a relationship, a position as a director or trustee, or a contract or understanding), have (or share) the power to vote the stock, to invest it, to sell it or you currently have the right to acquire it or the right to acquire it within 60 days of May 1, 2000.

(2) The address for Mr. Cypres, Banner Holdings, Inc. ("Holdings") and West Coast Private Equity Partners, L.P. ("West Coast") is 5480 East Ferguson Drive, Commerce, California 90022, and the address for Wellington Management Company, LLP ("WMC"), is 75 State Street, Boston, Massachusetts 02109.

(3) Except as otherwise noted below, each person and entity named in the table directly or indirectly has sole voting and investment power with respect to the shares shown which each such person or entity beneficially owns.

(4) Shares of CFAC common stock issuable upon exercise of stock options exercisable within 60 days of May 1, 2000 are considered outstanding for computing the percentage of the person or entity holding those options but are not considered outstanding for computing the percentage of any other person or entity.

(5) Consists of 5,150,000 shares held of record by Holdings, 77,500 shares held directly by Mr. Cypres, 12,500 shares owned by Mr. Cypres' spouse and 12,500 shares held by or in trust by Mr. Cypres and his spouse for their children. An additional 40,000 shares is included representing options exercisable within 60 days of May 1, 2000. Of the 5,292,500 shares, Mr. Cypres shares voting and investment power of 25,000 shares with his spouse and 5,150,000 shares with West Coast.

(6) Holdings is the record owner of 5,150,000 shares. West Coast controls Holdings and beneficially owns 5,150,000 shares through its control of Holdings. Mr. Cypres is Chairman of the Board, Chief Executive Officer and President of Holdings and managing general partner of West Coast. He controls CFAC through West Coast.

(7) Based on a Schedule 13G filed with the SEC on February 11, 2000. These shares are held of record by WMC's clients. Of the 684,200 shares, WMC shares the power to vote 436,000 of these shares and shares the power to dispose of all of these shares in its capacity as investment advisor to these clients.

HOW MUCH STOCK IS OWNED BY DIRECTORS AND EXECUTIVE OFFICERS?

     The following table shows, as of May 1, 2000, the CFAC common stock that our directors and executive officers beneficially own and those shares of common stock owned by all executive officers and directors as a group.

                                                                           COMMON STOCK
                                                                       BENEFICIALLY OWNED(1)
                                                                  --------------------------------
                                                                     NUMBER OF       PERCENT OF
               NAME OF BENEFICIAL OWNER                              SHARES(2)        CLASS(3)
               -------------------------------------------------  ---------------  ---------------

               Gary M. Cypres (4)..............................       5,292,500      73.3%
               Anthony S. Fortunato (5)........................          29,500        *
               Edward Valdez (6)...............................           8,500        *
               A. Keith Wall (7)...............................           7,000        *
               William R. Sweet (8)............................           3,800        *
               Jose de Jesus Legaspi (9).......................           2,800        *
               Salvatore J. Caltagirone (9)....................           2,800        *
               All directors and executive officers as a group
               (8 persons) (10)................................       5,346,900      73.7%

----------------------

* Less than 1%.

(1)  See footnote 1 in table included above at page 4.

(2) Except as otherwise noted below, each individual named in the table directly or indirectly has sole voting and investment power with respect to the shares shown which each such individual beneficially owns.

(3) Shares of CFAC common stock issuable upon exercise of stock options exercisable within 60 days of May 1, 2000 are considered outstanding for computing the percentage of the person holding those options but are not considered outstanding for computing the percentage of any other person.

(4) Consists of 5,150,000 shares held of record by Holdings, 77,500 shares held directly by Mr. Cypres, 12,500 shares owned by Mr. Cypres' spouse and 12,500 shares held by or in trust by Mr. Cypres and his spouse for their children. An additional 40,000 shares is included representing options exercisable within 60 days of May 1, 2000. Of the 5,292,500 shares, Mr. Cypres shares voting and investment power of 25,000 shares with his spouse and 5,150,000 shares with West Coast.

(5) Consists of 5,500 shares directly owned by Mr. Fortunato and 24,000 shares issuable upon exercise of stock options exercisable within 60 days of May 1, 2000.

(6) Consists of 2,100 shares directly owned by Mr. Valdez and 6,400 shares issuable upon exercise of stock options exercisable within 60 days of May 1, 2000.

(7) Consists of 1,000 shares directly owned by Mr. Wall and 6,000 shares issuable upon exercise of stock options exercisable within 60 days of May 1, 2000.

(8) Consists of 1,000 shares directly owned by Mr. Sweet and 2,800 shares issuable upon exercise of stock options exercisable within 60 days of May 1, 2000.

(9) Consists of 2,800 shares issuable upon exercise of stock options exercisable within 60 days of May 1, 2000.

(10) Consists of 91,200 shares issuable upon exercise of stock options exercisable within 60 days of May 1, 2000.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION.

     The compensation committee consists of Messrs. Sweet and Caltagirone. None of the members of the compensation committee is or has been an officer or employee of CFAC or any of its subsidiaries. None of our executive officers currently serves as a director or member of the compensation committee of another entity or of any other committee of the board of directors of another entity performing similar functions.

DID DIRECTORS, EXECUTIVE OFFICERS AND GREATER THAN 10% STOCKHOLDERS COMPLY WITH
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING IN 1999?

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers, and greater-than-10% stockholders to file reports with the SEC reflecting changes in their beneficial ownership of CFAC stock and to provide us with copies of the reports.

     Based on our review of these reports and of certifications furnished to us, except for A. Keith Wall who filed one late report involving the purchase of CFAC stock on Form 4, we believe that all of these reporting persons complied with their filing requirements for 1999.

               INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS

THE BOARD OF DIRECTORS

     The board of directors oversees our business and affairs and monitors the performance of management. In accordance with corporate governance principles, the board does not involve itself in day-to-day operations. The directors keep themselves informed through, among other things, discussions with the chairman, other key executives and our principal external advisers (legal counsel, outside auditors, investment bankers and other consultants), reading reports and other materials that we send them and participating in board and committee meetings.

     The board met four times during fiscal 1999. Each incumbent director attended at least 75% of the total number of board and committee meetings, of which he was a member, held in fiscal 1999.

THE COMMITTEES OF THE BOARD

     The board has an audit committee and a compensation committee. The full board of directors nominates our officers and directors for election.

THE AUDIT COMMITTEE               The audit committee reviews and reports to the
                                  board of directors on various auditing and accounting matters, including the annual report from our independent public accountants. Messrs. Caltagirone, Legaspi and
                                  Sweet currently serve as members of the
                                  audit committee. The audit committee met one time during 1999.

THE COMPENSATION COMMITTEE        The compensation committee determines the
                                  salary and bonus structure for our executive officers and supervises the compensation scheme for our other officers. In addition, the compensation committee determines appropriate awards under our 1996 Stock Option
                                  Plan (the "1996 Plan") and administers our retirement plan. Messrs. Caltagirone and Sweet currently serve as members of the compensation committee. The compensation committee met three times during 1999.

HOW DO WE COMPENSATE DIRECTORS?

     In 1999, we paid our non-employee directors an annual fee of $15,000 for board and committee meetings. Mr. Cypres, our Chairman, however, received no fees for serving as a director. In addition, the compensation committee may in its sole discretion grant to our non-employee directors options to purchase shares of CFAC common stock. All options granted to non-employee directors vest in equal annual installments over five-year periods beginning on the date of grant, subject to continued service on the board of directors. We have entered into agreements with all directors pursuant to which we have agreed to indemnify them against certain claims arising out of their services as directors. Directors are also entitled to the protection of certain indemnification provisions in our Certificate of Incorporation and Bylaws.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     We were formed on April 11, 1996. We entered into an agreement with Banner's Central Electric, Inc. ("Banner"), an affiliate of ours, and Banner Holdings, Inc. ("Holdings"), another affiliate, on June 24, 1996, which was subsequently amended (the "Reorganization Agreement") under which Holdings contributed to Banner its investments in its subsidiaries that operate the small loan, travel, automobile sales, and related businesses (the "Holdings Subsidiaries"). Under this Agreement, Banner then contributed to CFAC its investments in the Holdings Subsidiaries and in its subsidiary that holds the Consumer Product Portfolio (collectively, the "Subsidiaries") and cash in such amount so as to leave us with $500,000 on hand upon consummation of such transaction (the "Reorganization"). The Reorganization Agreement also provides that the intercompany accounts between CFAC, Banner and Holdings were forgiven, except with respect to income taxes. As a result, we had $500,000 of cash on hand upon the completion of the Reorganization.

     In connection with the Reorganization and under the Reorganization Agreement, we entered into various agreements with Banner and Holdings for the purpose of defining our ongoing relationships among each other. Because Holdings controls us and Banner (see "Which Stockholders Own at Least 5% of CFAC?" at page 4), these agreements did not result from arm's-length negotiations. We believe, however, that these agreements are at least as favorable to us as those that could have been obtained from independent third parties.

FINANCING AGREEMENT

     We have entered into an agreement with Banner and Holdings, which was subsequently amended (the "Financing Agreement") under which Banner granted us the exclusive right, at our option, (1) to purchase consumer finance receivables which Banner originates for sales of merchandise at its stores in operation on the date of the Financing Agreement and for all stores which Banner may determine to open in the future during the term of the Financing Agreement (and any extension thereof), or (2) to provide financing directly to Banner's customers at all of such locations. We are not obligated to provide financing to any particular Banner customer, or to offer financing at any Banner location or locations. The Financing Agreement has a term of 15 years commencing on June 24, 1996. We may terminate the Financing Agreement at any time upon one year's prior written notice to Banner.

     During the term of the Financing Agreement, as long as Banner originates its consumer finance receivables, we will have the right to purchase consumer finance receivables at face value less a transaction fee. This transaction fee is subject to renegotiation at six-month intervals to reflect our costs associated with providing financing under the Financing Agreement. Through June 30, 1999, the transaction fee was computed based upon 2.5% of the net receivables written in the consumer product portfolio. On July 1, 1999, the transaction fee was changed to 1.75% of the net receivables written in the consumer product portfolio. On December 31, 1999, the transaction fee was discontinued.

     As a result of increasing delinquencies in the Consumer Product Portfolio, the Financing Agreement was amended, effective July 1, 1997, to permit us for the year ended December 31, 1997 to return to Banner $5.8 million of the balance of the Consumer Product Portfolio at December 31, 1997. In 1998, the Financing Agreement was again amended and allowed Banner to repurchase $1.5 million of the balance in the Consumer Product Portfolio at December 31, 1998. In 1999, Banner repurchased $0.2 million of the Consumer Product Portfolio. Banner does not charge us for the space we occupy in its locations in recognition of the value provided by the presence of our financial products and services in its retail locations.

OPERATING AGREEMENT

     We have entered into an agreement with Banner and Holdings (the "Operating Agreement") setting forth certain rights and obligations of the parties following the Reorganization. The Operating Agreement covers the following matters:

          Allocation of Business Opportunities. Due to the potential conflicts of interest resulting from the relationships among us, Banner and Holdings, the Operating Agreement provides that Holdings and its subsidiaries (other than CFAC and its subsidiaries) will not, without our prior written consent, directly or indirectly engage in or enter into any business competing with us and involving the financing of consumer products, travel products, small loans, automobiles or insurance (the "Restricted Businesses"). If Holdings shall acquire a company engaged in a Restricted Business or shall otherwise directly or indirectly engage in a Restricted Business, Holdings shall be obligated to sell, at our election, such Restricted Business to us at a purchase price equal to the fair market value of such Restricted Business, as determined through an independent appraisal process. The foregoing restriction shall terminate on December 31, 2002, or, if earlier, on the date on which Holdings ceases to own, directly or indirectly, at least 25% of CFAC's outstanding voting stock.

          Management and Other Services. The Operating Agreement provides that Banner, Holdings or their affiliates are obligated to provide to us, and we are obligated to use, certain services, including accounting, management information systems and employee benefits. Except for management information systems, these arrangements will continue until terminated by us, Banner, Holdings or such affiliate upon one year's prior written notice. Termination may be made on a service-by-service basis or in its entirety. To the extent that such services directly relate to the finance portion of the consumer products business Banner contributes to us, or to the extent that Banner, Holdings or their affiliates incur other costs that directly relate to us, we are obligated to pay Banner's, Holdings' or their affiliates' actual cost of providing such services or incurring such costs. Employee benefit expenses are allocated to us based on the ratio of actual employer payroll expenses in the consumer products business Banner contributes to us compared to total actual payroll expenses of Banner before such allocation. Accounting expenses are allocated approximately 50% to us. The operating costs of Banner's management information systems function are allocated approximately 50% to us for a period of five years, subject to adjustment from time to time to reflect changing costs and usage. Such allocated expenses totaled $1.2 million in 1999, $1.3 million in 1998, and $1.4 million in 1997. It is anticipated that the cost allocated to us in the year ending December 31, 2000 will be significantly increased to reflect our increasing use of the management information system and the cost of providing the service.

          Employee Benefits. Under the Operating Agreement, we assumed all liabilities of Banner, Holdings and the Subsidiaries under existing employee welfare benefit and profit-sharing plans with respect to the employees of Banner, Holdings and the Subsidiaries who became our employees.

TAX SHARING AGREEMENT

     We have entered into an agreement with Holdings and Banner (the "Tax Sharing Agreement") providing for (1) the payment of federal, state and other income tax remittances or refunds for periods during which we and Holdings were included in the same consolidated group for federal income tax purposes, (2) the allocation of responsibility for the filing of such tax returns, (3) the conduct of tax audits and the handling of tax controversies and (4) various related matters. For periods during which we were included in Holdings' consolidated federal income tax returns, we are required to pay Holdings its allocable portion of the consolidated federal, state and other income tax liabilities and are entitled to receive refunds determined as if we and our subsidiaries had filed separate income tax returns. With respect to Holdings' liability for payment of taxes for all periods during which we were so included in Holdings' consolidated federal income tax returns, we will indemnify Holdings for all federal, state and other income tax liabilities for such periods. The date of the consummation of the initial public offering was the last day on which we were included in Holdings' consolidated federal income tax returns.

INDEMNIFICATION AGREEMENT

     We have entered into an indemnification agreement with Holdings and Banner (the "Indemnification Agreement") under which we will indemnify and hold harmless Holdings and Banner with respect to any and all claims, losses, damages, liabilities, costs and expenses (except when arising from Holdings' or Banner's intentional misconduct or gross negligence or to the extent any liability arises from Banner's breach of its fiduciary duty to our other stockholders) that arise from or are based on the operations of the business of CFAC and its subsidiaries after the date of the Reorganization. We will also indemnify and hold harmless Holdings and Banner with respect to any and all claims, losses, damages, liabilities, costs and expenses that arise from or are based on guarantees or undertakings which Holdings or Banner makes to third parties in respect of our liabilities or obligations, whether or not such obligations arose before or after the Reorganization. Holdings and Banner will indemnify and hold harmless CFAC with respect to any and all claims, losses, damages, liabilities, costs and expenses that arise from or are based on the operations of Holdings or Banner, other than the business of CFAC and its subsidiaries, before or after the date of the Reorganization. The rights of any party under the Indemnification Agreement are not assignable or transferable without the prior written consent of the other parties.

EXECUTIVE OFFICERS AND KEY EMPLOYEES

     These are the biographies of the Company's current executive officers, except for Mr. Cypres, the Chairman, whose biography is included below at page 18 under "Proposal 1: Elect Four Directors." There are no arrangements or understandings among these individuals or any other person relating to their election as officers.

   NAME AND AGE                  PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE
------------------------------ ------------------------------------------------
Anthony S. Fortunato    (51)   Mr. Fortunato has been the Company's President
                               since March 18, 1998. From October 18, 1996 to
                               March 18, 1998, Mr.Fortunato was our Executive
                               Vice President of Operations. Prior to joining the Company Mr.Fortunato was Executive Vice
                               President of Citibank, F.S.B. California from
                               November 1993 to October 1996, and Vice President of Citibank, N.A./Citicorp from September 1976 to November 1993.

Edward Valdez           (48)   Mr. Valdez has been the Company's Senior Vice
                               President of Credit since its formation, Senior
                               Credit Manager of the consumer product finance business since 1986, Senior Credit Manager of the small loan business since November 1992 and Senior Vice President of Operations since 1998.
                               Mr. Valdez has been working for the Company or its predecessors for over 30 years.

Alan E. Scheneman       (48)   Mr. Scheneman resigned from CFAC on April 7,
                               2000. Mr. Scheneman was the Company's Senior Vice
                               President since its formation. Mr. Scheneman joined our consumer product finance business in 1992 as Vice President of Management Information
                               Services. From 1988 to 1992, Mr. Scheneman was the director of Product Development at JDA
                               Software Services where, in 1989, he managed the implementation of our management information system.

A. Keith Wall           (47)   Mr. Wall has been the Company's Vice President
                               and Chief Financial Officer since July 1998. From
                               June 1996 to July 1998, Mr. Wall was Vice
                               President and Chief Financial Officer of Central
                               Rents, Inc., an affiliate of the Company. From
                               July 1995 to March 1996, Mr. Wall was Vice
                               President and Controller of Thorn Americas, Inc., and from January 1994 to July 1995, the Vice
                               President and Chief Financial Officer of Remco
                               America, Inc.

     Set forth below are biographies of certain other significant employees of the Company.

     NAME AND AGE                PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE
------------------------------ ------------------------------------------------
Stephen J. Olmon        (45)   Mr. Olmon has been the President of the Company's
                               travel division, Centravel, Inc., since joining the Company on May 10, 1999. Prior to joining the Company, Mr. Olmon was Vice President and General
                               Manager of Maritz Travel Company, Western Region from 1997 to 1998 and Vice President Maritz
                               Travel Company from 1974 to 1997.

Marvin A. Torres        (38)   Mr.Torres has been President of the Company's
                               travel finance business since December 1995.
                               From April 1995 to December 1995, Mr.Torres was
                               Vice President of Operations for our travel finance business. From 1984 to 1995, Mr. Torres was Vice President of Operations and General
                               Manager at Solano Travel Service and Costa Rica
                               Holiday Tours in Los Angeles, California.

Donald Keys             (47)   Donald Keys has been Senior Vice President of
                               Credit and Collections since September 1998 for
                               Central Consumer Finance Company. Prior to that, he held the position of Vice President of Collections from February 1998 to September 1998 for Central Consumer Finance Company. From April
                               1997 to February 1998 he was Director of Special
                               Accounts for Sterling, Inc. From August 1996 to
                               March 1997 he was Vice President of Credit for
                               Barrys, Inc. and from July 1991 to July 1997 he was Director of Credit for Barrys, Inc.

Howard Weitzman         (38)   Howard Weitzman has been the Chief Financial
                               Officer of the Company's travel division, Centravel, Inc. since December 1996. From October
                               1994 to December 1996, Mr. Weitzman was
                               Controller of Central Rents, Inc., an affiliate of the Company. From 1984 to 1994, Mr. Weitzman spent ten years as a certified public accountant with Coopers & Lybrand LLP in Los Angeles,
                               California,  most recently as Senior Manager.

     None of the directors or officers are related to each other by blood or marriage and none of the directors or officers are involved in any legal proceedings as described in Section 401(f) of Regulation S-K.

HOW WE COMPENSATE EXECUTIVE OFFICERS

     The following table sets forth information concerning compensation for each of the last three years paid or awarded to or earned by the Chief Executive Officer of the Company and the five other most highly compensated executive officers of the Company and its subsidiaries who received salary and bonus in excess of $100,000 in 1999 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                             Long-Term
                                                             Annual Compensation(1)        Compensation
                                                        --------------------------------       Awards         All Other
Name and Principal Position                             Year      Salary         Bonus     Options/SARS     Compensation
---------------------------                             -----   ---------       --------   -------------    --------------
Gary M. Cypres (2)                                      1999     $227,291       $ 30,000      180,000 (7)     $ 77,000 (10)
      Chairman of the Board, and                        1998     $191,875       $    500      120,000         $ 77,000
      Chief Executive Officer                           1997     $175,000       $    500            -         $ 77,000

Anthony Fortunato (3)                                   1999     $275,000       $    500            -                -
      President                                         1998     $255,208       $    500      120,000 (8)            -
                                                        1997     $230,000       $    500            -                -

Gerard T. McMahon (4)                                   1999     $173,496       $     -             -                -
      Former Executive Vice President of Credit         1998     $160,000       $    500       30,000 (9)            -
      and Collections                                   1997     $160,000       $    500            -                -

Alan E. Scheneman (5)                                   1999     $148,250       $     -             -                -
      Senior Vice President Management                  1998     $142,000       $    500       32,000                -
      Information Systems                               1997     $131,167       $ 14,000            -                -

A. Keith Wall (6)                                       1999     $145,000       $    500            -                -
      Vice President and Chief                          1998     $      -       $     -        30,000                -
      Financial Officer                                 1997     $      -       $     -             -                -

Edward Valdez                                           1999     $105,000       $ 15,000            -                -
      Senior Vice President of Operations               1998     $ 98,750       $  2,519       32,000 (7)            -
                                                        1997     $ 95,000       $    500            -                -

(1) Certain of our executive officers receive benefits in addition to salary and cash bonuses. The aggregate amount of such benefits, do not exceed the lesser of $50,000 or 10% of the total annual salary and bonus of such Named Executive.

(2) Mr. Cypres also served as president until Mr. Fortunato assumed such position in March 1998 and as Chief Financial Officer until Mr. Wall assumed such position in July 1998.

(3) Mr. Fortunato joined CFAC in October 1996. Mr. Fortunato served as Executive Vice President of Operations until he was appointed President in March 1998.

(4)  Mr. McMahon left CFAC on July 1, 1999.

(5)  Mr. Scheneman resigned from CFAC on April 7, 2000.

(6) Mr. Wall joined CFAC in July 1998. Mr. Wall was previously employed as Vice President Chief Financial Officer of Central Rents, Inc., an affiliate of CFAC, and his compensation for all of 1998 was paid by Central Rents, Inc.

(7) Consists of 80,000 options granted on April 21, 1999 and 100,000 options granted on July 14, 1999, both at $5.00 per share. The market price on April 21, 1999 was $4.38 and the market price on July 14, 1999 was $4.00 per share.

(8) Consists of options regranted at an exercise price of $5.00 per share on December 1, 1998.

(9) Consists of options regranted at an exercise price of $12.00 per share on March 4, 1998.

(10) Represents amounts accrued under the Supplemental Executive Retirement Plan for Mr. Cypres.

         The following table sets forth information concerning stock options granted to Mr. Cypres during 1999. No other Named Executive Officers received stock options during 1999.


                            Option Grants in Last Fiscal Year
                                    Individual Grants
                  ----------------------------------------------------     Potential Realizable Value
                                   Percent of                                at Assumed Annual Rates
                   Number of     Total Options                             of Stock Appreciation for
                  Securities       Granted to                                    Option Term (1)
                  Underlying        Employees    Exercise    Expiration    ----------------------------
    Name          Granted (2)        in 1999     Price (3)      Date          5%               10%
----------------- --------------- ------------   ---------   ----------    ---------        -----------
Gary M. Cypres      80,000  (4)       27.8%       $ 5.00      04/21/09     170,113           507,810
                   100,000  (5)       34.8%       $ 5.00      07/14/09     151,558           537,497

-------------------

(1) The amounts shown are hypothetical gains based on the indicated assumed rates of appreciation of the common stock, compounded annually over a ten-year period and assuming that the closing price was the market value of the grant. The actual value (if any) that an executive officer receives from a stock option will depend upon the amount by which the market price of our common stock will appreciate at any particular rate or at all in future years.

(2) The options granted are exercisable 20% per year beginning on each of the first five anniversary dates of grant, subject to certain performance standards.

(3) The exercise price may be paid in cash, or at the discretion of the Compensation Committee, by tendering shares of CFAC common stock, or the delivery of an irrevocable direction to a securities broker to sell shares and deliver the sale proceeds to CFAC in payment of all or part of the exercise price, instead of cash.

(4)  Represents options granted on April 21, 1999 at $5.00 per share.

(5)  Represents options granted on July 14, 1999 at $5.00 per share.

         The following table sets forth the number and value stock options held by the Named Executive Officers at December 31, 1999. No stock options were exercised by the Named Executive Officers during 1999.

               AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1999 AND
                         FISCAL YEAR-END OPTION VALUES

                                                    Number of Securities               Value of Unexercised
                                                   Underlying Unexercised                 In-the-Money
                          Shares                     Options at 12/31/99              Options at 12/31/99 (1)
                         Acquired       Value      -------------------------     -----------------------------
        Name            On Exercise   Realized   Exercisable   Unexercisable      Exercisable    Unexercisable
---------------------   -----------   --------   -----------   -------------     ------------    -------------
Gary M. Cypres               -          -          40,000          260,000         $ 95,000        $ 617,500
Anthony S. Fortunato         -          -          24,000           96,000         $ 57,000        $ 228,000
Alan E. Scheneman            -          -           6,400           25,600         $ 15,200         $ 60,800
Edward Valdez                -          -           6,400           25,600         $ 15,200         $ 60,800
A. Keith Wall                -          -           6,000           24,000         $ 14,250         $ 57,000

------------------

(1) The stock price of the Company at December 31, 1999 was $7.375. All shares indicated above are exercisable


                              EMPLOYMENT AGREEMENTS

     In July of 1999, we entered into a new employment agreement with Mr. Cypres. Under the agreement, Mr. Cypres will serve as our Chairman of the Board for a period of five years at a base salary of $245,000 for the period from September 16, 1999 to September 15, 2000, and then receive yearly increases of $25,000 per annum until September 15, 2004. Mr. Cypres' agreement also provides that he will participate in our defined benefit Supplemental Executive Retirement Plan (the "SERP Plan") and be credited with nine and one-half years of service for his contribution to us since 1991 when we were acquired by our current management.

     If Mr. Cypres is terminated "for cause," which definition generally includes termination due to his willful failure to perform his duties under the employment agreement, Mr. Cypres' personal dishonesty or breach of his fiduciary duties or the employment agreement, then the Company will be obligated to pay him only his base salary up to the date upon which we notify him of his termination "for cause." If Mr. Cypres is terminated without "cause," becomes disabled or dies, then the Company will be obligated to pay him or his estate, commencing immediately, a lump sum payment equal to his base salary for the remaining term of the employment agreement and to pay him or his estate under the SERP Plan as if he had worked to his normal retirement date, which the employment agreement provides is December 31, 2000.

     Mr. Cypres has agreed not to solicit our employees or compete with the Company in any manner following his resignation or termination from the Company for any period for which he has received a lump sum in accordance with his employment agreement, which period shall be no less than 12 months.

     Except as described above, we have not entered into employment agreements with any other of our executive officers or other members of management.

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     In June 1996, we adopted the Supplemental Executive Retirement Plan ("SERP Plan"), which provides supplemental retirement benefits to certain key management employees.

     To vest in the SERP Plan, an employee must have at least 10 years of service with us, including five years subsequent to the adoption of the plan. Upon completion of our initial public offering, Mr. Cypres was credited with 10 years of service with us and was treated as having fulfilled his post-adoption service on December 31, 1997 by acting as our President and Chief Executive Officer through such date. The board of directors determines participation in the SERP Plan. The SERP Plan benefits are a function of length of service with us and final average compensation (average monthly compensation during the 36 consecutive months of the last 60 months of the participant's employment that produces the highest average compensation, including salary and bonus).

     Benefits are equal to a targeted percentage of final average compensation as determined by the board of directors upon selection of the employee to participate in the SERP Plan. In no case will the rate exceed fifty percent (50%) of the final average compensation as of the date of the participant's retirement or termination of employment, multiplied by the ratio of the actual years of service as of the applicable event to the participant's years of service projected to the participant's normal retirement date (the first day of the month after the participant attains age 60). A vested participant who terminates employment at or after his normal retirement date will receive the full targeted percentage of his final average compensation. The SERP Plan benefit is reduced, however, by the annuity value of the participant's benefit under the Profit Sharing Plan. At December 31, 1999, only Mr. Cypres was a participant in the SERP Plan.

     The following table shows the estimated annual retirement benefits that would be payable under the SERP Plan upon a participant's normal retirement date on a straight life annuity basis, before any applicable offset for benefits received under the Profit Sharing Plan.

                               PENSION PLAN TABLE

                                                           YEARS OF SERVICE
                                    --------------------------------------------------------------
REMUNERATION                            10           15          20           25        30 OR MORE
------------                        ---------    ---------   ---------    ---------     ----------
 $175,000.......................     $ 87,500     $ 87,500    $ 87,500     $ 87,500     $  87,500
  200,000.......................      100,000      100,000     100,000      100,000       100,000
  225,000.......................      112,500      112,500     112,500      112,500       112,500
  250,000.......................      125,000      125,000     125,000      125,000       125,000

     As of December 31, 1999, Mr. Cypres was fully vested under the SERP Plan.

                         COMPENSATION COMMITTEE'S REPORT
            ON EXECUTIVE COMPENSATION AND REPRICING OF STOCK OPTIONS

     The following Compensation Committee's Report on Executive Compensation and Repricing of Stock Options shall not be deemed to be "soliciting material" or to be "filed" with the SEC or subject to Regulations 14A or 14C of the SEC or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, notwithstanding any general incorporation by reference of this proxy statement into any other document.

THE REPORT

     The compensation committee of the board of directors (the "Committee") is composed of the two directors who are not also our employees. The Committee establishes our overall compensation and employee benefits and the specific compensation of our executive officers. One of the Committee's goals is to implement executive officer compensation programs that further our business objectives and that attract, retain and motivate the best qualified executive officers.

     We adopt and administer our executive compensation policies and specific executive compensation programs in accordance with the principal goal of maximizing return on stockholders' equity. The Committee believes that we best achieve this performance goal, and the long-term interests of our stockholders generally, by attracting and retaining management of high quality, and that such management will require commensurate compensation. We believe that our executive officer compensation policies are consistent with this policy.

     Our Chairman has a written employment agreement with us which was established concurrent with our initial public offering and was amended on July 14, 1999 (see "Employment Agreements" at page 14, above). The Committee determines the levels of compensation we grant in such employment agreements, and the levels of compensation we grant to other executive officers from time to time, based on factors it deems appropriate.

     The Committee determines annual compensation levels for executive officers and compensation levels to be implemented from time to time in written employment agreements with executive officers based primarily on its review and analysis of the following factors: (1) the responsibilities of the position, (2) the performance of the individual and his or her general experience and qualifications, (3) our overall financial performance (including return on equity, levels of general and administrative expense and budget variances) for the previous year and the contributions the individual or his or her department made to such performance measures, (4) the officer's total compensation during the previous year, (5) compensation levels comparable companies pay in similar industries, (6) the officer's length of service with us, and (7) the officer's effectiveness in dealing with external and internal audiences. In addition, the Committee receives the recommendations of the Chairman with respect to the compensation of other executive officers, which the Committee reviews in light of the above factors. The Committee believes that the base compensation of the executive officers is competitive with companies of similar size and with comparable operating results in similar industries.

     In addition, Mr. Cypres' compensation for 1999 was based in part on his progress in achieving certain additional criteria. These criteria included results in meeting our strategic business plan, and leadership abilities (including developing an effective senior management team).

     While the Committee establishes salary and bonus levels based on the above-described criteria, the Committee also believes that encouraging equity ownership by executive officers further aligns the interests of the officers with the performance objectives of our stockholders and enhances our ability to attract and retain highly qualified personnel on a basis competitive with industry practices. Stock options that we granted under our 1996 Plan help achieve this objective, and provide additional compensation to the officers to the extent that the price of the common stock increases over fair market value on the date of grant. We have granted stock options to each of the Named Executives and to our other officers or key employees. Through the 1996 Plan, there will be an additional direct relationship between our performance and benefits to executive officer Plan participants.

     On April 21, 1999, and again on July 14, 1999, the Committee reviewed the options held by our executive officers and noted that the options granted to Mr. Cypres no longer served to sufficiently incentivize him to continue his significant efforts and commitment to CFAC. Considering these factors, the Committee determined that it was in the Company's and our stockholders' best interest to increase the incentives for Mr. Cypres to remain as the chairman and to exert his maximum efforts on behalf of the Company by granting on April 21, 1999 and July 14, 1999 options to purchase 80,000 and 100,000 shares, respectively, at $5.00 per share.

Dated:  May 17, 2000            COMPENSATION COMMITTEE

                                William R. Sweet, Chairman
                                Salvatore J. Caltagirone


                                PERFORMANCE GRAPH

     The following graph compares, for the period from June 26, 1996 (the date of our initial public offering) through December 31, 1999, the percentage change in our cumulative total stockholder return of CFAC common stock with the cumulative total return of the Nasdaq Total Return Index and the SNL Subprime Lenders Index. The graph assumes an initial investment of $100 and reinvestment of dividends. The graph is not necessarily indicative of future price performance.

     The graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate the information by reference, and shall not otherwise be deemed filed under such acts.

                    Comparison of Total Return to Stockholder
         Among CFAC, Nasdaq Stock Market and SNL Subprime Lenders Index


                    CENTRAL FINANCIAL ACCEPTANCE CORPORATION

                           Total Return Performances

                                                    PERIOD ENDING
                                  ----------------------------------------------
INDEX                              6/26/96  12/31/96  12/31/97 12/31/98 12/31/99
--------------------------------------------------------------------------------
Central Financial Acceptance Corp.  100.00   166.67    80.21    36.46    61.46
NASDAQ - Total US *                 100.00   111.76   136.94   192.97   348.62
SNL Subprime Lenders Index          100.00   113.78    68.28    37.07    40.87


                DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD

PROPOSAL 1:  ELECT FOUR DIRECTORS

     Our bylaws provide that the exact number of directors will be fixed from time to time by action of our stockholders or board of directors. The number of directors currently is fixed at four.

     The board has nominated four directors for election at the annual meeting. Each nominee is currently serving as one of our directors. If you re-elect them, they will hold office until the annual meeting in 2001 or until their successors have been elected or until they resign.

     We know of no reason why any nominee may be unable to serve as a director. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the board, or the board may reduce the number of directors to be elected. If any director resigns, dies or is otherwise unable to serve out his term, or the board increases the number of directors, the board may fill the vacancy until the next annual meeting.

                                    NOMINEES

        NAME AND AGE             PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE
----------------------------- -------------------------------------------------
Gary M. Cypres         (56)   Mr.Cypres has been the Company's Chairman of the
                              Board since its formation. Mr. Cypres also served as CFAC's President and Chief Executive Officer from its formation to March 18, 1998 and its Chief
                              Financial Officer from its formation to July 1998.
                              Mr. Cypres has been Chairman of the Board, Chief
                              Executive Officer, President and Chief Financial
                              Officer of Banner Holdings, Inc. ("Holdings") and
                              Banner's Central Electric, Inc. ("Banner") since
                              February 1991, Chairman of the Board and Chief
                              Executive Officer of Central Rents, Inc. since
                              June 1994 and managing general partner of West
                              Coast Private Equity Partners, L.P. ("West
                              Coast") since March 1990. Prior to that,
                              Mr. Cypres was a general partner of SC Partners, a private investment banking and consulting firm.
                              From 1983 to 1985, Mr. Cypres was Chief Financial
                              Officer of The Signal Companies. From 1973 to
                              1983, Mr. Cypres was Senior Vice President of
                              Finance at Wheelabrator-Frye Inc. Mr. Cypres was a member of the Board of Trustees and a faculty member of The Amos Tuck School of Business at
                              Dartmouth College.

Salvatore J. Caltagirone (57) Mr. Caltagirone has been a director of the Company since September 1997. Mr. Caltagirone has been retired since October 1994. From the fall of 1990 to October 1994, he was an employee of G.M. Cypres & Company. From March 1987 to June 1990, he was employed as the Managing Director of Henley Group.

Jose de Jesus Legaspi    (47) Mr.Legaspi has been a director of the Company
                              since July 1996. Since 1980, (47) Mr. Legaspi has been a principal of and broker at The Legaspi Company, a full-service commercial real estate brokerage firm. In addition, since 1992, Mr. Legaspi has been a principal of the FINCA Property Management Company, a residential and commercial real estate management company.
                              Mr. Legaspi is also a Commissioner of the Los Angeles Department of Water and Power.

William R. Sweet         (62) Mr. Sweet has been a director of the Company since
                              September 1997. In July 1996, Mr. Sweet retired from his position of Executive Vice President-- Wholesale Banking at Union Bank of California, N.A., a position he had held since July 1985.
                              Mr. Sweet currently serves as a trustee of Berkeley Capital Management Funds.

THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF ALL FOUR NOMINEES FOR DIRECTOR.

PROPOSAL 5:  RATIFY SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS FOR 2000

     We are asking you to ratify the board's selection of Arthur Andersen LLP, certified public accountants, as independent public accountants for 2000. The audit committee recommended the selection of Arthur Andersen to the Board. All professional services Arthur Andersen rendered to us during 1998 were furnished at customary rates and terms. Arthur Andersen has served as the independent public accountants of CFAC since October 1996.

     A representative of Arthur Andersen will attend the Annual Meeting and be able to make a statement and to answer your questions.

     We are submitting this proposal to you because the board believes that such action follows sound corporate practice. If you do not ratify the selection of independent public accountants, the board will consider it a direction to consider selecting other public accountants. However, even if you ratify the selection, the board may still appoint new independent public accountants at any time during the year if it believes that such a change would be in the best interests of CFAC and our stockholders.

THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE SELECTION OF ARTHUR ANDERSEN AS INDEPENDENT PUBLIC ACCOUNTANTS FOR 2000.

                     INFORMATION ABOUT STOCKHOLDER PROPOSALS

     If you wish to submit proposals to be included in our 2001 proxy statement, we must receive them, in a form which complies with the applicable securities laws, on or before January 15, 2001. In addition, in the event a stockholder proposal is not submitted to us prior to February 21, 2001, the proxy to be solicited by the board of directors for the 2001 annual meeting will confer authority on the holders of the proxy to vote the shares in accordance with their best judgment and discretion if the proposal is presented at the 2001 annual meeting without any discussion of the proposal in the proxy statement for such meeting. Please address your proposals to: Central Financial Acceptance Corporation, 5480 East Ferguson Drive, Commerce, California 90022, Attention:
Corporate Secretary.

                                     By order of the board of directors,

                                     /s/ JONI MAGGIO

                                     Joni Maggio
May 17, 2000                         Assistant Corporate Secretary

REVOCABLE PROXY     CENTRAL FINANCIAL ACCEPTANCE CORPORATION     REVOCABLE PROXY
                ANNUAL MEETING OF STOCKHOLDERS -- JUNE 20, 2000
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

    The undersigned stockholder(s) of Central Financial Acceptance Corporation (the "Company") hereby nominate(s), constitute(s) and appoint(s) Salvatore J. Caltagirone, Gary M. Cypres, Jose de Jesus Legaspi and William R. Sweet, and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held at the Company's corporate headquarters, 5480 East Ferguson Drive, Commerce, California 90022 at 10:00 a.m., Tuesday, June 20, 2000, and any adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereon, as follows:

1. ELECTION OF DIRECTORS.

    [ ] FOR all the nominees listed below                           [ ] WITHHOLD AUTHORITY
        (except as marked to the contrary below)                        to vote for all nominees listed below

        Salvatore J. Caltagirone, Gary M. Cypres, Jose de Jesus Legaspi
                              and William R. Sweet

  Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.

--------------------------------------------------------------------------------

2. RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS. To ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants for the year ending December 31, 2000.
   [ ] FOR      [ ] AGAINST      [ ] ABSTAIN

3. OTHER BUSINESS. In their discretion, the proxyholders are authorized to transact such other business as may properly come before the Meeting, and any adjournment or adjournments thereof.

    The Board of Directors recommends a vote "FOR" the election of the Board of Directors' nominees listed, and "FOR" ratification of the appointment of Arthur Andersen LLP as the Company's independent public accountants for the year ending December 31, 2000.

                      Please Sign and Date on Reverse Side

                   (Continued from Front Side of Proxy Card)

    This Proxy will be voted "FOR" the election of the Board of Directors' nominees unless authority to do so is withheld and "FOR" ratification of the appointment of Arthur Andersen LLP as the Company's independent public accountants, unless "AGAINST" or "ABSTAIN" is marked on the Proxy. If any other business is presented at the Meeting, this Proxy shall be voted by the proxyholders in accordance with the recommendations of a majority of the Board of Directors.

    The undersigned hereby ratifies and confirms all that said attorneys and proxyholders, or any of them, or their substitutes, shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all proxies heretofore given by the undersigned to vote at the Meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and the Proxy Statement accompanying said notice.

                                                     Date: ---------------, 2000

                                                     ---------------------------
                                                               Signature

                                                     ---------------------------
                                                               Signature
                                                     NOTE: Please date this
                                                     Proxy and sign your name
                                                     exactly as it appears on
                                                     your stock certificates.
                                                     Executors, administrators,
                                                     trustees, etc., should give
                                                     their full titles. All
                                                     joint owners should sign.

                                                     I (we) [ ] do [ ] do not
                                                     expect to attend the
                                                     Meeting.


 PLEASE SIGN, DATE AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE
                           PREPAID ENVELOPE PROVIDED.